Execution Copy

SHARE ESCROW AND RESET AGREEMENT

This Share Escrow and Reset Agreement is dated as of June 29, 2007 (this “Agreement”), among Mirabella Holdings, LLC, a Delaware limited liability company (the “Purchaser”), Leonard W. Burningham, on behalf of each of the Sellers, as the Sellers’ Representative pursuant to the Purchase Agreement (the “Representative”), Atlantica, Inc. a Utah corporation (the “Company”), and Hughes Hubbard & Reed LLP, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein have the meanings assigned to them in the Stock Purchase Agreement dated the date hereof, among the Purchaser, the Sellers and the Company (the “Purchase Agreement”).

WHEREAS, the Purchaser and the Sellers have entered into the Purchase Agreement, pursuant to which, among other things, the Purchaser is concurrently herewith acquiring the Seller Shares from the Sellers; and

WHEREAS, concurrently herewith and in accordance with the terms and conditions set forth in Section 2.2(d) of the Purchase Agreement, the Representative, on behalf of the Sellers, is delivering to the Escrow Agent an aggregate of 423,928 shares of Common Stock owned by the Sellers (the “Escrow Shares”), to be held by the Escrow Agent pursuant to the terms of this Agreement; and

WHEREAS, in connection with, and as partial consideration for, the transactions contemplated by the Purchase Agreement, the Purchaser, the Representative, on behalf of the Sellers, and the Company have agreed that, among other things, upon the occurrence of a Reset Transaction occurring during the Reset Period, the Escrow Shares shall be cancelled and the Reset Shares shall be issued by the Company to the Sellers; and

WHEREAS, the Escrow Agent is willing to hold the Escrow Shares on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

1.        Appointment of Escrow Agent. The Purchaser, the Representative and the Company hereby appoint Hughes Hubbard & Reed LLP as escrow agent under this Agreement, and the Escrow Agent hereby accepts such appointment.

2.	Deposit of the Escrow Shares; Voting Agreement and Proxy.

2.1          Deposit of the Escrow Shares. Concurrently herewith, the Representative is causing certificates representing the Escrow Shares owned by the Sellers, each of which is listed on Schedule A hereto, to be delivered to the Escrow Agent, together with duly executed, undated, blank stock transfer powers with respect thereto, to satisfy the Sellers’ respective obligations under Section 4.1 hereof, and the Escrow Agent hereby acknowledges receipt of such certificates. The Escrow Agent shall hold the Escrow Shares in accordance with the terms of this Agreement and shall not release the Escrow Shares except in accordance with this Agreement.

2.2          Voting Agreement and Proxy. Each Seller hereby agrees to at all times vote the portion of the Escrow Shares owned by such Seller set forth on Schedule A under the heading “Excess Portion of Escrow Shares” (the “Excess Escrow Shares”) in the manner specified by the Purchaser with respect to any matter on which the shareholders of the Company have the right to vote (whether at any annual or special meeting of the stockholders of the Company, or by written consent in lieu of such a meeting). In addition, each Seller hereby grants to the Purchaser an irrevocable proxy to vote the Excess Escrow Shares owned by such Seller at any annual or special meeting of the stockholders of the Company, or by written consent in lieu of such a meeting, with respect to any matter on which the shareholders of the Company have the right to vote; provided, however, that, notwithstanding the foregoing, any proxy granted pursuant to this Section 2.2 shall automatically terminate upon the release of the Reset Shares or the Escrow Shares, as the case may be, to the Representative pursuant to Section 4.1 or Section 4.2, respectively. The Sellers each acknowledge and agree that the proxy granted to the Purchaser pursuant to this Section 2.2 is irrevocable and is coupled with an interest.

3.	Investment of Funds.

(a)          The Escrow Agent shall deposit any funds paid or distributed as dividends or otherwise in respect of the Escrow Shares (“Escrow Share Distributions” and, collectively with the Escrow Shares, the “Escrow Fund”) in an account with Citibank N.A. (or another bank or trust company having a capital and surplus of at least $50,000,000). Such monies shall be invested in: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 30 days from the date of acquisition; (ii) certificates of deposit and Eurodollar time deposits with maturities of 30 days or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 30 days and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $50,000,000 and a Keefe Bank Watch Rating of AB or better; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s, a division of The McGraw Hill Companies, and in each case maturing within six months after the date of acquisition; and (v) money market funds substantially all the assets of which consist of cash and securities and other obligations of the types described in the preceding clauses (i) through (iv).

(b)          All Escrow Share Distributions, together with any earnings thereon, as well as any other property or proceeds at any time paid or distributed as dividends or otherwise in respect of the Escrow Shares, shall be assigned and paid to the Escrow Agent, become part of the Escrow Fund and held by the Escrow Agent pursuant to the terms and conditions of this Agreement.

(c)          Contemporaneously with the execution and delivery of this Agreement, the Purchaser and the Representative are each delivering a Form W-9 to the Escrow Agent.

4.	Reset of Escrow Shares and Disposition of Escrow Fund.
4.1	Reset of Escrow Shares and Release of Reset Shares to Representative.

(a)          In the event that, at any time on or prior to the five-year anniversary of the date of this Agreement (the five-year period ending on such anniversary is referred to herein as the “Reset Period”), the Company consummates acquisitions (whether directly or indirectly, in any form, including through any of its subsidiaries) of any one or more companies or businesses having an aggregate Enterprise Value (as defined below) for all such transactions of at least $10,000,000 (such acquisitions, a “Reset Transaction”), the Company shall within 30 days following such Reset Transaction give a written notice (a “Reset Notice”) to the Purchaser, the Representative and the Escrow Agent as to the occurrence of the Reset Transaction, immediately following which notice all of the Escrow Shares shall be cancelled by the Company and, in consideration for the cancellation of the Escrow Shares and the other transactions contemplated by the Purchase Agreement, the Company shall issue to the Sellers, in exchange for the Escrow Shares, such number of shares of Common Stock that shall, in the aggregate, when added to the DSJ Retained Shares (as the DSJ Retained Shares may be subsequently adjusted following the Closing as a result of a subdivision, combination or consolidation by the Company of its shares of capital stock, whether by stock split, stock dividend, combination, reverse stock split or otherwise), represent 5.0% of the fully-diluted outstanding shares of capital stock of the Company immediately following the occurrence of the Reset Transaction and such issuance (and after giving effect to the cancellation of the Escrow Shares; collectively, the “Reset Shares”), allocated among the Sellers in the respective percentages set forth on Schedule A under the heading “Percentage of Escrow Shares” (such cancellation of the Escrow Shares, disposition of any other shares of capital stock of the Company included in the Escrow Fund and issuance of the Reset Shares are collectively referred to herein as the “Share Reset”). As used in this Agreement, “Enterprise Value” shall be determined in good faith by the Board of Directors of the Company and means the total purchase price paid for the company or business acquired in a Reset Transaction, including any debt assumed or incurred in connection with such acquisition, as well as the total amount of any non-competition, employment or consulting payments to be made, and any earnout or other forms of deferred purchase price that may be payable, in connection with such acquisition. In the event that any shares of capital stock of the Company or securities of the Company exercisable or exchangeable for, or convertible into, shares of capital stock of the Company, are issued or issuable as part of the acquisition consideration in connection with the Reset Transaction, the value of such shares of capital tock or other securities of the Company shall be their fair market value.

(b)          The provisions of Section 5 shall apply if, within ten (10) business days (as defined below) following receipt by the Escrow Agent of a Reset Notice (the “Reset Dispute Period”), the Escrow Agent receives from the Representative a written notice objecting to the Share Reset as set forth in the Reset Notice (a “Reset Objection Notice”). A Reset Objection Notice shall: (i) indicate the basis of the Representative’s objection to the Share Reset; and (ii) include a certification by the Representative that it has been delivered to the Purchaser, the Company and the Escrow Agent. If the Escrow Agent shall receive a Reset Objection Notice prior to the expiration of the Reset Dispute Period, the Company shall not cancel the Escrow Shares and shall not issue the Reset Shares and the Escrow Agent shall not release any of the Reset Shares or other applicable portion of the Escrow Fund to the Representative. If the Escrow

Agent shall not receive a Reset Objection Notice prior to the expiration of the Reset Dispute Period to which such Reset Objection Notice relates, (x) the Escrow Agent shall deliver to the Company all of the Escrow Shares and the portion of any other property held in the Escrow Fund applicable to the Excess Escrow Shares, (y) the Company shall cancel the Escrow Shares, retain the portion of any other property included in the Escrow Fund applicable to the Excess Escrow Shares, and issue the Reset Shares to the Sellers and deliver the Reset Shares to the Representative, and (z) the Escrow Agent shall distribute to the Representative the portion of any other property included in the Escrow Fund that is not applicable to the Excess Escrow Shares. As used in this Agreement, “business day” means any day except Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

4.2	Release of Escrow Fund to Sellers.

(a)          In the event that a Reset Transaction has not occurred during the Reset Period, the Representative may at any time following the one-month anniversary of the expiration of the Reset Period give a written notice (a “Release Notice”) to the Purchaser, the Company and the Escrow Agent requesting that all of the Escrow Shares and any other property included in the Escrow Fund be immediately distributed to the Representative. The Release Notice shall include a certification by the Representative that such Release Notice has been delivered to the Purchaser, the Company and the Escrow Agent.

(b)          The provisions of Section 5 shall apply if, within ten (10) business days following receipt by the Escrow Agent of a Release Notice (the “Release Dispute Period”), the Escrow Agent receives from the Purchaser or the Company a written notice objecting to the release of the Escrow Fund as set forth in the Release Notice (a “Release Objection Notice”). A Release Objection Notice shall: (i) indicate the basis of the Purchaser’s or the Company’s objection, as the case may be, to the release of the Escrow Fund to the Representative; and (ii) include a certification by the Purchaser or the Company, as the case may be, that it has been delivered to the Representative and the Escrow Agent. If the Escrow Agent shall receive a Release Objection Notice prior to the expiration of the Release Dispute Period, the Escrow Agent shall not release any of the Escrow Fund to the Representative. If the Escrow Agent shall not receive a Release Objection Notice prior to the expiration of the Release Dispute Period to which such Release Objection Notice relates, the Escrow Agent shall distribute the Escrow Fund to the Representative.

4.3          Method of Dispositions to the Company or the Representative. Any disposition of the Escrow Fund to the Company or the Representative pursuant to this Agreement shall be made in the manner specified by the party receiving such disposition.

4.4	Certain Provisions Relating to the Escrow Shares and the Reset Shares.

(a)          The number of shares of capital stock included within the Escrow Shares subject to this Agreement shall be adjusted proportionately in the event of any increase or decrease in the number of such shares of capital stock resulting from a stock split, stock combination or the payment of a stock dividend with respect to such shares or other similar event. Any additional shares issued as contemplated by this provision shall be delivered to the

Escrow Agent, shall become part of the Escrow Fund and shall be held by the Escrow Agent pursuant to the terms of this Agreement as Escrow Shares.

(b)          All of the certificates evidencing the Escrow Shares held by the Escrow Agent pursuant to this Agreement shall bear, upon the back thereof, the following legend (or a legend of similar effect):

THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO POSSIBLE REQUIRED TRANSFER PURSUANT TO THE PROVISIONS OF A SHARE ESCROW AND RESET AGREEMENT. A COPY OF THAT AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, IS MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

(c)          All of the certificates evidencing the Reset Shares issued by the Company pursuant to this Agreement shall bear, upon the back thereof, the following legend (or a legend of similar effect):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

The Company and the Representative acknowledge and agree that, in the event that the Sellers or their Affiliates may seek to sell or otherwise transfer any of the Reset Shares pursuant to Rule 144, it shall be a condition to any such sale or transfer that the transferor deliver to the Company an opinion of counsel reasonably acceptable to the Company (both as to the counsel delivering such opinion and as to the form and substance of such opinion) that such sale or transfer is exempt from the registration requirements of the Securities Act and applicable state securities laws.

4.5	Registration of the Escrow Shares and the Reset Shares.

(a)          In the event that, at any time during the period commencing on the date hereof and ending on the earlier to occur of (i) the second anniversary of a Reset Transaction or (ii) the fifth anniversary of the date of this Agreement (the “Registration Right Period”), the Company proposes to register under the Securities Act any of the Seller Shares then held by Richland, Gordon & Company or any of its Affiliates (the “RGC Shares”) and the registration form to be used (the “Registration Statement”) may be used for the registration of all of the Registrable Shares (as defined below) (a “Piggyback Registration”), the Company will give prompt written notice to the Representative of its intention to effect such a registration (a “Registration Notice”) and, subject to Section 4.5(d) below, the Representative shall have the right (the “Registration Right”), exercisable on only one occasion during the Registration Right Period (except to the extent otherwise provided in clause (B) below), by delivery of a written notice to the Company within 10 days following the later of (I) the Representative’s receipt of the Registration Notice and (II) the Company’s receipt of the initial set of comments from the SEC with respect to the Registration Statement, to request that the Company register for resale any or all of the Registrable Shares then owned by the Sellers, their Affiliates and their immediate family members (the “Holders”), in which event the Company shall use its commercially reasonable efforts to cause the Registrable Shares to be registered for resale pursuant to the Registration Statement filed by the Company with the Commission; provided, however, that: (A) it is reasonably determined by the Representative and the Company that the Registrable Shares sought to be registered cannot be lawfully sold by the Holders pursuant to and under Rule 144 or Section 4(1) of the Securities Act, despite all of the terms and conditions for the use thereof having been reasonably satisfied; (B) the Registration Right may only be exercised by the Representative on one (1) occasion, provided that the Registration Right may be exercised by the Representative on one (1) additional occasion with respect to any or all of the Registrable Shares previously sought to be registered by the Representative pursuant to the Representative’s initial exercise of the Registration Right, but that were not registered at that time as a result of the applicability of Section 4.5(d); and (C) regardless of any such registration, the Registrable Shares may not be sold in amounts greater than the Holders thereof would have been allowed to sell under Rule 144. Notwithstanding the foregoing, if, at any time after giving the Registration Notice to the Representative and before the effective date of the Registration Statement filed in connection with such registration, the Company shall determine, for any reason, not to register the applicable securities, the Company may, at its sole discretion, give written notice of such determination to the Representative and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay certain of the related expenses pursuant to Section 4.5(e), in which event such registration shall be treated as if the Registration Right had never been exercised by the Representative in the first place. “Registrable Shares” shall mean the Escrow Shares or the Reset Shares, as the case may be, owned by the Holders at the time of the exercise of the Registration Right by the Representative.

(b)          If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering shall be made by the Company in its sole discretion.

(c)          In connection with any Registration Statement in which a Holder of Registrable Shares is participating pursuant to the exercise of the Registration Right, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the full extent permitted by law, will indemnify and hold harmless the other Holders of Registrable Shares and the Company, and their respective directors, officers, members, agents, and employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

(d)          If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, then the Company will include in such registration (i) first, the securities that the Company proposes to sell, and (ii) second, the RGC Shares proposed to be sold and the Registrable Shares requested to be included in such registration, allocated pro rata among the holders thereof on the basis of the number of such shares of capital stock of the Company then owned by holders thereof. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration the RGC Shares proposed to be sold and the Registrable Shares requested to be included in such registration, allocated pro rata among the holders thereof on the basis of the number of such shares of capital stock of the Company then owned by holders thereof.

(e)          The Company shall bear all of its costs and expenses incident to the Company’s performance of its obligations under this Section 4.5 in connection with the exercise of the Registration Right by the Representative, provided that the Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders. In addition, the Holders shall be responsible for all of the fees and expenses of their own counsel(s) incurred in connection with any such registration pursuant to the exercise of the Registration Right.

(f)           Notwithstanding anything to the contrary contained in Section 4.5(a), the Registration Right Period shall terminate upon any sale of all or substantially all of the Company’s assets or upon the consummation of any stock purchase, merger, consolidation, tender offer, reorganization, or similar transaction involving the Company pursuant to which the holders of a majority of the shares of voting stock of the Company immediately prior to such transaction cease to own a majority of the shares of voting stock of the Company or successor thereto immediately following the consummation of such transaction.

5.            Disposition of the Escrow Fund by Agreement of the Parties; Conflicting Demands. The Escrow Agent may dispose of all or a portion of any of the Escrow Fund in accordance with a written instruction signed by the Purchaser and the Representative, whether such disposition is pursuant to the terms of the Purchase Agreement or otherwise. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to any of the escrows provided for herein, then the Escrow Agent may refrain from complying with any such claim or demand so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any person (as defined below) for its failure to comply with such conflicting or adverse demands. The Escrow Agent may continue to so refrain and refuse to act until it shall have received certification satisfactory to it that such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction that is not subject to further appeal or other appellate review, or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a written notice signed by all such parties. The Escrow Agent may seek the advice of legal counsel in any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement. As used in this Agreement, “person” means an individual, corporation, partnership, joint venture, association, trust, limited liability company, unincorporated organization or other entity (including, without limitation, any governmental entity).

6.            Consent to Jurisdiction, Etc. The Purchaser and the Representative hereby consent to the exclusive personal jurisdiction over them by the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York and acknowledge that either of such courts is the proper and exclusive venue for any dispute with the Escrow Agent. The Purchaser and the Representative each hereby waive personal service of any summons, complaint or other process that may be delivered by any of the means permitted for notices under Section 13.2. In any action or proceeding involving the Escrow Agent in any jurisdiction, the Purchaser and the Representative each waive trial by jury in any such jurisdiction.

7.            Expenses of the Escrow Agent. The Purchaser and the representative shall each pay one-half of any and all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in connection with the performances of its services hereunder, including, without limitation, the administration and investment of the Escrow Fund and the enforcement of this Agreement, including, without limitation, the reasonable disbursements and expenses of the Escrow Agent, provided that the Escrow Agent will not incur any such out-of-pocket expense in excess of $2,500 without the written consent of the Purchaser and the Representative.

8.            Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent.

9.            Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to the Purchaser and the Representative hereunder. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Escrow Agent and the Purchaser, on the one hand, or the Representative, on the other hand. This Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent’s representation (in its capacity as legal counsel) of the Purchaser or the Company or any of their respective affiliates, any of whom may be advised and/or represented by the Escrow Agent on any and all matters pertaining to this Agreement, the Purchase Agreement, the Escrow Fund or the Contemplated Transactions. The Escrow Agent’s duties and obligations hereunder are limited to those expressly set forth in this Agreement. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its partners, employees, attorneys, agents or designees. To the extent that the Purchaser and/or the Company may be represented by the Escrow Agent in connection with the transactions contemplated by the Purchase Agreement, the Purchaser and the Representative each hereby (i) waives any conflict of interest that may exist or occur as a result of such representation and consents to the continued representation of the Purchaser and/or the Purchaser or their affiliates by the Escrow Agent in connection with any action, suit or other proceeding relating to or arising out of this Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby and (ii) acknowledges that neither the Purchaser, nor the Company nor any of their affiliates has waived any attorney-client privilege by virtue of the appointment of the Escrow Agent hereunder or the performance by the Escrow Agent of its obligations under this Agreement.

10.          Exculpation. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of Escrow Fund or the taking of any other action or omission to act with respect to this Agreement, for compliance with any applicable law or regulation or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of the Purchase Agreement), or for any mistake or error in judgment of the Escrow Agent or any act or omission of any other person engaged by the Escrow Agent in connection with this Agreement (other than for the Escrow Agent’s or such other person’s mistakes, errors in judgment, acts or omissions which have been determined in a final and non-applicable ruling by a court of competent jurisdiction to constitute gross negligence or willful misconduct).

11.          Indemnification. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Purchaser and the Representative from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and reasonable fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Escrow Fund, except such as are occasioned by the indemnified person’s own acts and omissions amounting to gross negligence or willful misconduct.

12.          Resignation of Escrow Agent; Appointment of Successor Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Agreement by providing written notice thereof to the Purchaser and the Representative. In such event, the Escrow Agent shall transfer the Escrow Fund to a successor independent escrow agent to be appointed by (a) the Purchaser and the Representative within 30 days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent, if the Purchaser and the Representative shall have not agreed on a successor escrow agent within the aforesaid 30-day period, as designated by the Escrow Agent in each case upon such appointment and delivery of the Escrow Fund to the successor Escrow Agent, the Escrow Agent shall be released of and from all liability under this Agreement; provided, however, that the obligations of the Purchaser and the Representative to pay expenses and to reimburse, exculpate, indemnify, hold harmless and/or defend the Escrow Agent pursuant to Sections 7, 10 and 11 shall continue in full force and effect with respect to any Escrow Agent resigning pursuant to this Section 12.

13.	Miscellaneous.

13.1       Fees and Expenses. The Purchaser and the Representative shall each be responsible for their own fees and expenses (including, without limitation, the fees and expenses of their accountants and counsel) in connection with the entering into of this Agreement and the performance by them of their obligations hereunder, except that: (i) in the event of the delivery by the Representative of a Reset Objection Notice, the party that is ultimately unsuccessful in the disposition of such dispute (the Representative, on the one hand, and the Purchaser and the Company, on the other hand) shall pay all fees and expenses incurred by the other party in connection with the disposition of such dispute, and (ii) in the event of the delivery by the Purchaser or the Company of a Release Objection Notice to the Company, the Representative and the Escrow Agent, the party that is ultimately unsuccessful in the disposition of such dispute (the Representative, on the one hand, and the Purchaser and the Company, on the other hand) shall pay all fees and expenses incurred by the other party in connection with the disposition of such dispute.

13.2       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopier or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Purchaser, to:

Mirabella Holdings, LLC

c/o Richland, Gordon & Company

9330 Sears Tower

233 South Wacker Drive

Chicago, Illinois 60606

Attention: Alan D. Gordon

Telecopy No.: (312) 382-1150

with a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Michael Weinsier, Esq.

Telecopy No.: (212) 422-4726

if to the Company, to:

Atlantica, Inc.

c/o Richland, Gordon & Company

9330 Sears Tower

233 South Wacker Drive

Chicago, Illinois 60606

Attention: Alan D. Gordon

Telecopy No.: (312) 382-1150

with a copy to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Michael Weinsier, Esq.

Telecopy No.: (212) 422-4726

if to the Representative, to:

Leonard W. Burningham, Esq.

455 East 500 South, #200

Salt Lake City, UT 84111

Telecopy No.: (801) 355-7126

if to the Escrow Agent, to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Michael Weinsier, Esq.

Telecopy No.: (212) 422-4726

13.3       Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its or his permitted heirs, successors and assigns.

13.4       Counterparts. This Agreement may be executed in one or more counterparts (including telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

13.5       Entire Agreement; No Third Party Beneficiaries. This Agreement and the Purchase Agreement (a) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Purchase Agreement, and (b) are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

13.6       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

13.7       Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that the Purchaser may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any purchaser or transferee of any of the Seller Shares or any Affiliate of the Purchaser, but no such assignment shall relieve the Purchaser of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

13.8       Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 13.8.

13.9       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

13.10     Amendments; Waivers. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

[The next page is the signature page]

                              IN WITNESS WHEREOF, this Share Escrow and Reset Agreement has been signed by or on behalf of each of the parties as of the day first above written.

MIRABELLA HOLDINGS, LLC

By:	Alan D. Gordon GS Trust
its member

By:	/s/ Alan D. Gordon
Name: Alan D. Gordon
Title: Trustee

ATLANTICA, INC.

By:	/s/ Duane S. Jenson
Name: Duane S. Jenson
Title: President

/s/ Leonard W. Burningham
LEONARD W. BURNINGHAM, as the
Sellers’ Representative

HUGHES HUBBARD & REED LLP

as Escrow Agent

By:	/s/ Michael Weinsier
Name: Michael Weinsier
Title: Partner

Acknowledged and agreed:

/s/ Duane S. Jensen

Duane S. Jenson

/s/ Travis T. Jensen

Travis T. Jenson

/s/ Thomas J. Howells

Thomas J. Howells

/s/ Leonard W. Burningham

Leonard W. Burningham